Exhibit (e)(23)

AMENDMENT TO DISTRIBUTION AGREEMENT

THIS AMENDMENT to the Amended and Restated Distribution Agreement, dated as of October 30, 2015 (the “Amendment”) is entered into by and between Pacific Select Fund (the “Trust”) and Pacific Select Distributors, LLC formerly known as Pacific Select Distributors, Inc. (“PSD” or the “Distributor”).

WHEREAS, the Trust and Distributor are parties to that certain Amended and Restated Distribution Agreement effective May 1, 2007 (the “Agreement”); and

WHEREAS, the parties to the Agreement desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree that the Agreement is hereby amended as follows:

1.	All references to “Pacific Select Distributors, Inc.” in the Agreement are hereby replaced with “Pacific Select Distributors, LLC.”

2.	All references to the “Fund” in the Agreement are hereby replaced with the “Trust” and all references to a “Portfolio” or the “Portfolios” are hereby replaced with a “Fund” or the “Funds.”

3.	In Section 15, the reference to “California” is hereby replaced with the “state of legal formation of the Trust.”

4.	The current Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto and incorporated herein by reference, as may be amended from time to time.

5.	Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below effective as of the date and year first above written.

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, LLC

By: /s/ Adrian S. Griggs	By: /s/ Jane M. Guon
Name: Adrian S. Griggs	Name: Jane M. Guon
Title: CEO	Title: Secretary

Pacific Select Fund Distribution Agreement Exhibit A, effective October 30, 2015

EXHIBIT A

to

DISTRIBUTION AGREEMENT

(Between Pacific Select Fund and Pacific Select Distributors, LLC)

Funds	Share Class(es)

U.S. Fixed Income Funds:
Diversified Bond Portfolio	I, P
Floating Rate Income Portfolio	I, P
Floating Rate Loan Portfolio	I, P
High Yield Bond Portfolio	I, P
Inflation Managed Portfolio	I, P
Inflation Strategy Portfolio	I, P
Managed Bond Portfolio	I, P
Short Duration Bond Portfolio	I, P
Core Income Portfolio	I, P

Non-U.S. Equity Fixed Income Funds:
Emerging Markets Debt Portfolio	I, P

U. S. Equity Funds:
Comstock Portfolio	I, P
Dividend Growth Portfolio	I, P
Equity Index Portfolio	I, P
Focused Growth Portfolio	I, P
Growth Portfolio	I, P
Large-Cap Growth Portfolio	I, P
Large-Cap Value Portfolio	I, P
Long/Short Large-Cap Portfolio	I, P
Main Street® Core Portfolio	I, P
Mid-Cap Equity Portfolio	I, P
Mid-Cap Growth Portfolio	I, P
Mid-Cap Value Portfolio	I, P
Small-Cap Equity Portfolio	I, P
Small-Cap Growth Portfolio	I, P
Small-Cap Index Portfolio	I, P
Small-Cap Value Portfolio	I, P
Value Advantage Portfolio	I, P

Non-U.S. Equity Funds:
Emerging Markets Portfolio	I, P
International Large-Cap Portfolio	I, P
International Small-Cap Portfolio	I, P
International Value Portfolio	I, P

Pacific Select Fund Distribution Agreement Exhibit A, effective October 30, 2015

Sector Funds:	I, P
Health Sciences Portfolio	I, P
Real Estate Portfolio	I, P
Technology Portfolio
I, P
Alternative Strategies Funds:	I, P
Currency Strategies Portfolio	I, P
Global Absolute Return Portfolio	I, P
Absolute Return Portfolio	I
Equity Long/Short Portfolio
Diversified Alternatives Portfolio
I
Asset Allocation/Balanced Funds:	I
Pacific Dynamix – Conservative Growth Portfolio	I
Pacific Dynamix – Moderate Growth Portfolio	I
Pacific Dynamix – Growth Portfolio	I
Portfolio Optimization Conservative Portfolio	I
Portfolio Optimization Moderate Conservative Portfolio	I
Portfolio Optimization Moderate Portfolio	I
Portfolio Optimization Growth Portfolio
Portfolio Optimization Aggressive-Growth Portfolio
P
Pacific Dynamix Underlying Funds:	P
PD Aggregate Bond Index Portfolio	P
PD High Yield Bond Market Portfolio	P
PD Large-Cap Growth Index Portfolio	P
PD Large-Cap Value Index Portfolio	P
PD Small-Cap Growth Index Portfolio	P
PD Small-Cap Value Index Portfolio	P
PD International Large-Cap Portfolio	P
PD Emerging Markets Portfolio
PD 1-3 Year Corporate Bond Portfolio

Effective October 30, 2015, agreed to and accepted by:

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, LLC

By: /s/ Adrian S. Griggs	By: /s/ Jane M. Guon
Name: Adrian S. Griggs	Name: Jane M. Guon
Title: CEO	Title: Secretary